UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2009

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02 of this Current Report on Form 8-K, together with all documents incorporated by reference therein, is incorporated by reference into this Item 1.01 in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements

On November 2, 2009, The Bryn Mawr Trust Company (the “Bank”), a wholly owned subsidiary of Bryn Mawr Bank Corporation (the “Corporation”), entered into each of an Agreement setting forth certain restrictive covenants (“Restrictive Covenant Agreement”) and a Change-of-Control Severance Agreement (the “Severance Agreement”) with Francis J. Leto. Mr. Leto is the Executive Vice President of the Bank’s Wealth Management Division and a member of the board of directors of both the Corporation and the Bank.

Restrictive Covenant Agreement

Pursuant to his employment arrangement with the Bank, Mr. Leto is an at will employee. The Restrictive Covenant Agreement is intended to set forth certain covenants for non-solicitation and non-disclosure in exchange for severance payments in the event of Mr. Leto’s voluntary resignation or termination without “cause,” as defined therein.

Pursuant to and as more fully described in the Restrictive Covenant Agreement, in the event the Bank terminates Mr. Leto without “cause,” Mr. Leto would be entitled to receive, as of the effective date of his termination, severance equal to one year’s salary plus a bonus equal to the average of the bonuses paid to Mr. Leto for the two years prior thereto (collectively, the “Severance Amount”). Additionally, in the event Mr. Leto resigns his employment upon thirty (30) days notice, the Bank may elect to pay the Severance Amount in order to bind Mr. Leto to the Covenants (as defined below and more fully described in the Restrictive Covenant Agreement) for a period of twelve (12) months from the date of termination of his employment (the “Restricted Period”).

While employed by the Bank and during the Restricted Period, the Restrictive Covenant Agreement provides that Mr. Leto will not (i) contact, solicit or accept any business from any client of the Bank for whom the Bank has provided investment management services within the twelve (12) months prior to the date of termination, (ii) disclose to anyone outside the Bank or use for the benefit of himself or others, any confidential information relating to the Bank’s business, (iii) solicit, hire or encourage any employee to leave the employment of the Bank, nor (iv) directly or indirectly compete with the Bank by engaging in the investment management or investment advisory business within fifty (50) miles of Bryn Mawr, PA (the “Covenants”).

The foregoing summary of the Restrictive Covenant Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference in its entirety.

Change-of-Control Severance Agreement

The Severance Agreement provides for Mr. Leto to receive certain severance payments and benefits if he is subject to a Termination upon Change of Control, as described below and more fully defined in the Severance Agreement.

Pursuant to the Severance Agreement, a Termination upon Change of Control will occur in the event that Mr. Leto is subject to, within two (2) years after a Change of Control, a Separation from Service that is either (a) initiated by the Bank for any reason other than Mr. Leto’s continuous illness, injury or incapacity for a period of six consecutive months or for “cause,” as defined therein, or (b) initiated by Mr. Leto following (i) a significant reduction of his authority, duties or responsibilities; (ii) any removal from his position as an officer of the Corporation, the Bank or its subsidiaries; (iii) any reduction in his Base Salary, as defined; (iv) any revocation or modification of the AIP (annual incentive plan as more fully described in the Severance Agreement) or Stock Plan, as defined therein, or any action taken pursuant to the terms of either plan, which, subject to certain limitations, materially (x) reduces Mr. Leto’s compensation thereunder, or (y) increases the compensation payable to other participants but not to Mr. Leto; (v) a transfer of Mr. Leto to a location outside of Bryn Mawr, PA, the general area of Mr. Leto’s principal place of business, or reasonable commuting distance; (vi) any substantial increase in Mr. Leto’s business travel requirements; or (vii) the failure of the Bank to require any successor of the Bank or the Corporation to become jointly and severally obligated with the Bank to perform the Severance Agreement.

In the event of such a Termination upon Change of Control, the Bank or any successor thereto, will be obligated to pay to Mr. Leto (i) cash equal to three (3) times Mr. Leto’s Base Salary in effect either immediately prior to the Separation from Service or immediately prior to the Change of Control, whichever is higher; (ii) in relation to Mr. Leto’s outstanding and unexercised stock options, whether vested or unvested, any excess amount of the aggregate fair market value of the Corporation’s shares underlying such stock options over the aggregate exercise price of such stock options; (iii) the cash value of any unused vacation pay; and (iv) all awards and payments earned by Mr. Leto under the AIP, both in respect of complete plan periods any incomplete fiscal year periods, prior to the Termination Date, as defined therein. For a period of thirty-six months after the Termination Date, the Bank must also provide medical, dental, life and disability insurance benefits, and payment for reasonable career counseling services. Mr. Leto is not required to mitigate the amount of any payment or benefit provided for in the Severance Agreement by seeking other employment or otherwise.

To the extent that the payments made pursuant to the Severance Agreement, when aggregated with all other payments made to Mr. Leto by the Bank or the Corporation, will be deemed an “excess parachute payment” in accordance with Section 280G of the Internal Revenue Code of 1986, as amended, and be subject to the excise tax provided under Section 4999 thereof, all sums payable under the Severance Agreement will be reduced in such manner and to such extent so that no “excess parachute payment” shall be made. In the event that a reduction of payment is necessary, Mr. Leto in his sole discretion shall determine which and how much of the payments to be made under the Severance Agreement shall be eliminated or reduced.

The term of the Severance Agreement is initially three (3) years to be automatically extended for additional one-year periods unless at least one year’s written notice of termination is provided to Mr. Leto by the Bank, provided that (i) after a Change of Control during the term of the Severance Agreement, the Severance Agreement is to remain in effect for a period of two (2) years and until all of the obligations of the parties thereunder are satisfied or have expired, and (ii) the Severance Agreement terminates automatically if, prior to the Change of Control, Mr. Leto’s employment with the Bank or any of its subsidiaries terminates for any reason.

The foregoing summary of the Severance Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 10.1	Executive Change-of-Control Severance Agreement, dated as of November 2, 2009, by and between The Bryn Mawr Trust Company and Francis J. Leto

Exhibit 10.2	Agreement, dated as of November 2, 2009, by and between The Bryn Mawr Trust Company and Francis J. Leto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/S/ FREDERICK C. PETERS II
Frederick C. Peters II
President and CEO

Date: November 6, 2009

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Executive Change-of-Control Severance Agreement, dated as of November 2, 2009, by and between The Bryn Mawr Trust Company and Francis J. Leto

Exhibit 10.2	Agreement, dated as of November 2, 2009, by and between The Bryn Mawr Trust Company and Francis J. Leto